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                                                                    Exhibit 99.3


[GRAPHIC]                                                  FOR IMMEDIATE RELEASE
EDO Corporation
Global Technology Reach

                       Investor Contact:                Company Contact:
60 East 42nd Street    Neil Berkman or Melanie Beeler   William J. Frost
Ste. 5010              Berkman Associates               Vice
New York, NY 10165     (310) 277-5162                   President-Administration
212-716-2000           info@BerkmanAssociates.com       (212) 716-2000
                                                        www.edocorp.com

            EDO Corporation Completes Sale of $137.8 Million of 5.25%
                    Convertible Subordinated Notes due 2007


         NEW YORK, NY -- April 4, 2002 -- EDO Corporation (NYSE: EDO) announced today the completion of the sale of $137.8 million aggregate principal amount of 5-year, 5.25% convertible subordinated notes in a private offering, including $12.8 million principal amount as a result of the exercise of the over-allotment option granted to the initial purchasers in the offering. The notes are convertible at the option of the holders into common shares of EDO Corporation at an initial conversion price of $31.26 per share. The company intends to use the proceeds from the offering for general corporate purposes, including potential acquisitions.

         The notes were offered through the initial purchasers in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements. Under the terms of a registration rights agreement, the company has agreed to file a registration statement under the Securities Act with the Securities and Exchange Commission to permit resales to the public of the notes and the common shares issuable upon conversion.

About EDO Corporation

         EDO Corporation (www.EDOcorp.com) supplies highly engineered products for governments and industry worldwide, including advanced electronic, electromechanical and information systems and engineered materials critical to the mission success of its customers. The Company's Defense segment provides integrated front-line war fighting systems, including radar countermeasure systems, aircraft weapons storage and release systems, airborne mine countermeasure systems, integrated combat systems and sonar systems and professional, operational, technical and information technology services. EDO's Communications and Space Products segment addresses the needs of the remote sensing, communications, navigation, and electronic warfare industries with ultra-miniature electronics and a broad line of antennas. The Company's Engineered Materials segment supplies piezoelectric and advanced composites for the communications, navigation, chemical, petrochemical, paper and oil industries, for civilian infrastructure and military applications.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, difficulties encountered in effecting the acquisition and integration of other businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.